Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 9, 2012 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-184847) and related Preliminary Prospectus of ING U.S., Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

January 23, 2013